Home Solutions of America Receives Request From Nasdaq For Additional Information

DALLAS (BUSINESS WIRE) -- Home Solutions of America, Inc. (AMEX: HOM), a provider of recovery, restoration and rebuilding/remodeling services, announced today that there will be a delay in listing its common stock on the Nasdaq National Market, due to the time it will take to review additional information provided by the Company last week. In the interim, the Company's common stock will continue to trade on the American Stock Exchange ("AMEX") under the symbol HOM.

"We understand the Nasdaq's request for additional information, which we have provided them on a timely basis," said Frank J. Fradella, Chairman and CEO of Home Solutions. "We expect the information we sent them will enable the listing process to move forward expeditiously, and will allow investors to again focus on the fundamentals of the business.  Should the Nasdaq request additional information, we intend to respond promptly."

On June 12th, the Nasdaq Staff approved the listing of the Company's stock, which was to have become effective with the commencement of trading on June 27th (see Form 8-K [LINK] which contains a copy of the Letter from the Nasdaq).

Home Solutions is a provider of recovery, restoration and rebuilding/remodeling services to commercial and residential areas that are (i) prone to flooding, hurricanes, tornados, fires or other naturally occurring and repetitive weather related emergencies; and/or (ii) experiencing robust housing development. The Company has operations in California, Texas, Florida, Alabama, Georgia, Louisiana, Mississippi and South Carolina through its five subsidiaries, Cornerstone Building and Remodeling, Southern Exposure, P.W. Stephens, Home Solutions Restoration of Louisiana and Fiber Seal Systems. Cornerstone is a leading supplier and installer of granite materials for kitchens and baths to national home centers, as well as national builders and remodeling companies, in the southeastern United States. Southern Exposure and related companies is a provider of cabinet and countertop installation services in the Florida marketplace. P.W. Stephens provides mold and asbestos remediation services, and fire and water restoration services in California, Florida and Louisiana. Home Solutions Restoration of Louisiana provides Recovery Restoration Services in Florida, Louisiana, Mississippi and Texas and Fiber Seal Systems is a national licensor of cleaning and fabric protection businesses.

For more information on Home Solutions, please see the Company's website at http://www.homcorp.com/

Statements included in this update that are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.

Contact:
CEOcast, Inc. for Home Solutions
Jim Fallon, 212-732-4300

NASDAQ

By Facsimile and First Class Mail

June 12, 2006

Mr. Jeff M. Mattich
Senior Vice President and
   Chief Financial Officer
Home Solutions of America, Inc.
1500 Dragon Street, Suite B
Dallas, Texas 75207

RE:       Home Solutions of America, Inc. (the "Company")

Dear  Mr. Mattich:

We are pleased to inform you that, based on the information provided by Home Solutions of America, Inc. (the "Company") and its execution of The Nasdaq National Market Listing Agreement, Staff has approved the Company's application to list its securities on The Nasdaq National Market.  Since our approval is based upon information provided to us by the Company or filed by the Company with the SEC, you should notify us promptly of any material change to such information.  We have reserved HSOA as the trading symbol for the Company's common stock.

Shortly after trading commences, the Company will be billed the applicable annual fee, on a pro-rated basis.  This bill will also include adjustments to the entry fee to reflect any change in the number of shares outstanding.

For your information, a copy of Nasdaq's Marketplace Rules, which sets forth the continued listing requirements and applicable fees for Nasdaq issuers, among other things, can be found on our web site at the following location:  http://www.nasdaq.com/about/MarketPlaceRules.stm.  Also, a copy of our Regulatory Requirements booklet can be found at http://www.nasdaq.com/about/RegRequirements.stm.  This booklet provides important information on your filing obligations and other regulatory responsibilities of a public company.

Should you have any questions regarding Nasdaq's continued listing requirements, please contact your Nasdaq Retention Analyst, Una Hahn, at 301-978-8033.  If you have any other questions regarding your pending application or Nasdaq's initial listing requirements, please call me at 301-978-8062.

Sincerely,

/s/ Judith Badua

Judith Badua
Lead Analyst
Nasdaq Listing Qualifications